Exhibit No. 21


SUBSIDIARIES OF THE REGISTRANT
------------------------------
Effective as of March 20, 1997

           Name                                     Jurisdiction
           ----                                     ------------
American Biltrite (Canada) Ltd.                        Canada
    200 Bank Street
Sherbrooke, Quebec  JIH 4K3

    also doing business in Canada
    as Produits American Biltrite Ltee


American Biltrite Far East, Inc.                       Delaware
    57 River Street
Wellesley Hills, Massachusetts 02181


American Biltrite Sales Corporation                    Virgin Islands
    57 River Street
Wellesley Hills, Massachusetts 02181


Majestic Jewelry, Inc.                                 Delaware
    57 River Street
Wellesley Hills, Massachusetts 02181


Ocean State Jewelry, Inc.                              Rhode Island
    57 River Street
Wellesley Hills, Massachusetts 02181


Aimpar, Inc.                                           New York
    57 River Street
Wellesley Hills, Massachusetts 02181


ABTRE, Inc.                                            Tennessee
    57 River Street
Wellesley Hills, Massachusetts 02181


Ideal Tape Co., Inc.                                   Delaware
    1400 Middlesex Street
Lowell, Massachusetts  01851


American Biltrite Intellectual Properties, Inc.        Delaware
    1013 Centre Road   Suite 350
Wilmington, Delaware 19805

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K & M Trading (H.K.) Limited                           Hong Kong
    1001 Hutchison House
    10 Harcourt Road
Hong Kong


Congoleum Corporation                                  Delaware
    3705 Quakerbridge Road
Mercerville, New Jersey  08619